QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2002

CALIFORNIA INDEPENDENT BANCORP
(Exact Name of Registrant as Specified in Charter)

California	0-265520	68-0349947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1227 Bridge St., Suite C Yuba City, CA (Address of Principal Executive Offices)	95991 (Zip Code)

Registrant's telephone number, including area code: (530) 674-6025

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On July 16, 2002, California Independent Bancorp ("CIB") and Feather River State Bank ("Bank") issued a press release announcing that John Jelavich's "Interim" title was being removed and that he has accepted appointment to the position of President and Chief Executive Officer of CIB and the Bank. The boards of directors appointed Mr. Jelavich to serve as Interim President and Chief Executive Officer of CIB and the Bank on May 10, 2002. A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Registrant issued on July 16, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA INDEPENDENT BANCORP
Date: July 16, 2002	By:	/s/ KEVIN R. WATSON
	Name:	Kevin R. Watson
Title: Chief Financial Officer/Corporate Secretary (Principal Financial and Accounting Officer)

QuickLinks

SIGNATURES